Exhibit 21

FIFTH THIRD BANCORP SUBSIDIARIES

As of December 31, 2014

Name	Jurisdiction of Incorporation
Fifth Third Financial Corporation	Ohio
Fifth Third Bank	Ohio
5/3 Premier NMTC Investment Fund, LLC	Ohio
Fifth Third Equipment Finance Company	Ohio
The Fifth Third Auto Leasing Trust	Delaware
Fifth Third International Company	Kentucky
Fifth Third Trade Services Limited	Hong Kong
Fifth Third Holdings, LLC	Delaware
Fifth Third Holdings Funding, LLC	Delaware
Fifth Third Conduit Holdings, LLC	Delaware
Fifth Third Mortgage Insurance Reinsurance Company	Vermont
Fifth Third Mortgage Company	Ohio
Fifth Third Real Estate Investment Trust, Inc.	Maryland
Fifth Third Securities, Inc.	Ohio
ClearArc Capital, Inc.	Ohio
Fifth Third Insurance Agency, Inc.	Ohio
Fifth Third Commercial Funding, Inc.	Nevada
GNB Management, LLC	Delaware
GNB Realty, LLC	Delaware
Old Kent Mortgage Services, Inc.	Michigan
Fifth Third Mortgage – Michigan, LLC	Delaware
Walnut & Vine Holdings, LLC	Delaware
Walnut & Vine Properties I, LLC	Delaware
Walnut & Vine Properties II, LLC	Delaware
Fifth Third Community Development Corporation	Indiana
Fifth Third New Markets Development Co., LLC	Ohio
Fifth Third West Louisville Emerging, LLC	Ohio
5/3 SIP NMTC Investment Fund, LLC	Ohio
5/3 Better Family Life Investment Fund, LLC	Ohio
5/3 GCM NMTC Investment Fund, LLC	Ohio
5/3 Georgia Aquarium Investment Fund, LLC	Ohio
5/3 LWC NMTC Investment Fund, LLC	Ohio
5/3 Middough NMTC Investment Fund, LLC	Ohio
5/3 Middough NMTC Investment Fund, II	Ohio
5/3 Shoreway NMTC Investment Fund, LLC	Ohio
5/3 The Views NMTC Investment Fund, LLC	Ohio
5/3 120 East Sixth Investment Fund, LLC	Ohio
5/3 1400 Race Street Investment Fund, LLC	Ohio
5/3 200 Peachtree Investment Fund, LLC	Ohio
5/3 7000 Euclid Investment Fund, LLC	Ohio
5/3 CNMF NMTC Investment Fund, LLC	Ohio
600 Fifth Street Properties Master Tenant, LLC	Michigan
Seventh Street Properties Master Tenant, LLC	Michigan
Fifth Third Capital Holdings, LLC	Delaware
Fifth Third Reinsurance Company, Ltd.	Turks and Caicos Islands
Fountain Square Life Reinsurance Company, Ltd.	Turks and Caicos Islands
Vista Settlement Services, LLC	Delaware
Fifth Third Investment Company	Ohio
Fifth Third Mauritius Holdings Limited	Mauritius
First Charter Capital Trust I	Delaware
First Charter Capital Trust II	Delaware